Exhibit 99.1

FOR IMMEDIATE RELEASE
CatchMark Exits Triple T Joint Venture
Adjusts Dividend Rate and Declares Fourth Quarter Dividend at $0.075 Per Share
Affirms 2021 Adjusted EBITDA Guidance and Updates Long-Term Growth Strategy
Conference Call/Webcast Scheduled for 10:00 AM ET, October 15, 2021
ATLANTA – October 15, 2021 – CatchMark Timber Trust, Inc. (NYSE: CTT) today announced that it reached a definitive agreement with its joint venture partners in TexMark Timber Treasury, L.P. (Triple T) on the redemption of its common equity interest in Triple T for $35 million in cash and closed the transaction upon signing. CatchMark also entered into an agreement pursuant to which it will continue to provide certain asset management services to the joint venture through the first quarter of 2022 in exchange for an additional $5 million services fee, which was also paid to CatchMark at the time of closing. The $40 million of proceeds will be used to pay down existing debt.
CatchMark Chief Executive Officer Brian M. Davis said: “One of our primary objectives over the last year and a half has been maximizing CatchMark’s exit value from Triple T. This transaction was the best course to support long-term growth in light of CatchMark’s position in the Triple T capital structure and the required per acre price increases needed to satisfy our partners’ accruing preferred return. It is also another important step in delivering on our strategy of simplifying our business model to focus on our core portfolio, strengthening our balance sheet, and positioning the company for future growth.”
Impact to Annualized Dividend Rate
CatchMark expects to pay a new annualized dividend rate of $0.30 per common share, beginning with the fourth quarter of 2021. This adjustment reflects the loss of asset management fee revenue from the Triple T joint venture. The company has declared a cash dividend of $0.075 per share for its common stockholders of record as of November 30, 2021, payable on December 15, 2021.

Exhibit 99.1
Douglas D. Rubenstein, Chairman of the Board for CatchMark said: “We believe the right-sizing of CatchMark’s annualized dividend rate is a prudent decision that will enable the company to prioritize investing in the growth of its core portfolio which will ultimately enhance earnings growth and net asset value over time. In addition, the anticipated annualized dividend rate for 2022 should enable us to maintain our historical payout ratio of 75% to 85% of cash available for distribution.”
Affirmation of 2021 Adjusted EBITDA Guidance
Given the continued strong performance from the execution of its core strategy, the company expects 2021 Adjusted EBITDA to be at the top-end of its previously announced guidance range.
Long-Term Growth Strategy Update
Davis continued: “Looking ahead, we see strong growth prospects for CatchMark. We continue to build a robust pipeline for acquisitions to grow our portfolio of prime timberlands in superior mill markets in the U.S. South, the nation’s premier timber basket, and to further strengthen our industry-leading harvest EBITDA per acre while maintaining stable merchantable inventory per acre. We are focused on identifying and executing attractive acquisition opportunities that include a high allocation of pine plantations with strong site indices as well as above average operability. We will execute on acquisitions that either enhance our near-term timber revenue with high merchantable stocking levels with an older average age or complement our long-term portfolio objectives that will balance portfolio age class distribution and productivity.”
CatchMark sees additional value creation opportunities from the following environmental initiatives that could represent up to 20% of future cash available for distribution:
•Carbon sequestration
•Wetlands mitigation banking
•Solar projects
Consistent with its strategy since inception, the company also intends to maximize long-term returns by achieving an optimum balance among biological timber growth, generation of current cash flow from harvesting, and responsible environmental stewardship. Beginning in 2022, CatchMark expects to:
•Deliver annual harvest volume in the range of 1.6 million tons to 1.8 million tons, excluding acquisitions. These harvest volumes are consistent with historical productivity on a per acre basis.

Exhibit 99.1
•Expand annual timberland sales targets, in light of unprecedented retail demand, from about 2% to approximately 3% of its fee timberland acreage, which could increase total land sales revenue to approximately $20 million next year compared to the $13 million to $15 million targeted for 2021.
Note: Cash available for distribution and Adjusted EBITDA are non-GAAP financial measures. See discussion below.
Conference Call

The company will host a conference call and live webcast at 10:00 a.m. ET on Friday, October 15, 2021, to discuss this transaction and business updates. Investors may listen to the conference call by dialing 1-888-347-1165 for U.S/Canada and 1-412-902-4276 for international callers. Participants should ask to be joined into the CatchMark call. Access to the live webcast is available at www.catchmark.com or here. A replay of this webcast will be archived on the company's website immediately after the call.

About CatchMark

CatchMark (NYSE: CTT) seeks to deliver consistent and growing per share cash flow from disciplined acquisitions and superior management of prime timberlands located in high demand U.S. mill markets. Concentrating on maximizing cash flows throughout business cycles, the company strategically harvests its high-quality timberlands to produce durable revenue growth and takes advantage of proximate mill markets, which provide a reliable outlet for merchantable inventory. Headquartered in Atlanta and focused exclusively on timberland ownership and management, CatchMark began operations in 2007 and owns interests in 372,100 acres* of timberlands located in Alabama, Georgia, and South Carolina. For more information, visit www.catchmark.com.
* As of October 14, 2021

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," “should,” "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this press release include, but are not limited to, our expectations about future growth, acquisition strategies, future dividend rates and payout ratios, harvest plans, land sales, cash flows and our affirmations of certain 2021 guidance. Risks and uncertainties that could cause our actual results to differ from these forward-looking statements include, but are not limited to, that (i) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (ii) we may be unsuccessful in winning bids for

Exhibit 99.1
timberland that are sold through an auction process; (iii) we may not be able to access external sources of capital at attractive rates or at all; (iv) potential increases in interest rates could have a negative impact on our business; (v) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (vi) we may not generate the harvest volumes from our timberlands that we currently anticipate; (vii) the demand for our timber may not increase at the rate we currently anticipate or could decline due to changes in general economic and business conditions in the geographic regions where our timberlands are located, including as a result of the COVID-19 pandemic and the measures taken as a response thereto; (viii) a downturn in the real estate market, including decreases in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (ix) we may not be able to make large dispositions of timberland in capital recycling transactions at prices that are attractive to us or at all; (x) our dividends are not guaranteed and are subject to change; (xi) the markets for carbon sequestration credits, wetlands mitigation banking and solar projects are still developing and we maybe unsuccessful in generating the revenues from environmental initiatives that we currently expect or in the timeframe anticipated; (xii) our share repurchase program may not be successful in improving stockholder value over the long-term; (xiii) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; and (xiv) the factors described in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2020 and our other filings with the Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Cash Available for Distribution is a non-GAAP financial measure. It is calculated as cash provided by operating activities, adjusted for capital expenditures (excluding timberland acquisitions), working capital changes, cash distributions from unconsolidated joint ventures and certain cash expenditures that management believes do not directly reflect the core business operations of its timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities.

Adjusted EBITDA is a non-GAAP financial measure of operating performance. EBITDA is defined by the SEC as earnings before interest, taxes, depreciation and amortization; however, we have excluded certain other expenses which management believes are not indicative of the ongoing operating results of our timberland portfolio, and we refer to this measure as Adjusted EBITDA. As such, our Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Due to the significant amount of timber assets subject to depletion, significant income (losses) from unconsolidated joint ventures based on hypothetical liquidation book value, and the significant amount of financing subject to interest and amortization expense, management considers Adjusted EBITDA to be an important measure of our financial performance.
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Contacts

Investors:	Media:
Ursula Godoy-Arbelaez	Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794	(203) 268-0158
info@catchmark.com	marybeth@millerryanllc.com